                                                                 Exhibit (10)(f)

                            THE LUBRIZOL CORPORATION
                              PERFORMANCE PAY PLAN
                         (Formerly Variable Award Plan)

                                  (As Amended)

                                  INTRODUCTION

         The Lubrizol Corporation (hereinafter referred to as the "Corporation") hereby amends, effective as of January 1, 1998, The Lubrizol Corporation Performance Pay Plan (formerly The Lubrizol Corporation Variable Award Plan) (hereinafter referred to as the "Plan") in order to provide an award for employees which reflects the pursuit of superior performance, increased customer satisfaction and enhancement of shareholder value. Awards for participating employees under the Plan shall depend upon corporate performance measures as determined by the Committee for the Plan Year.

         Except as otherwise provided, the Plan shall be administered by the Organization and Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Corporation. The Committee shall have conclusive authority to construe and interpret the Plan and any agreements entered into under the Plan and to establish, amend, and rescind rules and regulations for its administration. The Committee shall also have any additional authority as the Board may from time to time determine to be necessary or desirable.

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINITIONS. The following terms shall have the indicated meanings for purposes of the Plan:

         (a)      "Board" shall mean the Board of Directors of the Corporation.

         (b) "Chief Executive Officer" shall mean the chief executive officer of the Corporation.

         (c) "Committee" shall mean the Organization and Compensation Committee of the Board, or other designated committee of the Board, consisting of persons who are not Employees or Foreign Employees.

         (d) "Corporation" shall mean The Lubrizol Corporation, a corporation organized under the laws of the State of Ohio.

         (e)      "Director" shall mean a member of the Board.

         (f) '"Employee" shall mean any person other than an Officer, who is employed for a wage or salary by the Corporation or a domestic Subsidiary.

         (g) "Foreign Employee" shall mean any person who is employed for a wage or salary by an international Subsidiary of the Corporation.

         (h) "Foreign Participant" shall mean any Foreign Employee who has been selected by the Committee pursuant to Article VI of the Plan, and who has not for any reason become ineligible to participate in the Plan.

         (i) "Individual Award" shall mean the amount paid (or to be paid) to a Participant or Foreign Participant, as the case may be, by the Corporation pursuant to the Plan.

         (j) "Individual Performance Shares" shall have the definition, and shall be determined, as set forth in Section 3.02 herein.

         (k) "Officer shall mean an employee of the Corporation or a Subsidiary who is a member of the Executive Council of the Corporation.

         (l) "Participant" shall mean all Officers, and any Employee who has been selected by the Committee pursuant to Article II herein to participate in the Plan, and have not for any reason become ineligible to participate in the Plan.

         (m) "Pay" shall be determined at the time of calculating the Individual Performance Shares and shall be determined for each Participant as follows:

                  (i) Add 1.0 to the decimal rate that applies in computing his quarterly pay;

                  (ii) Multiply his current bi-weekly base pay by the sum determined in (ii); and

                  (iii)    Multiply the product determined in (ii) by 26.

         (n) "Plan" shall mean The Lubrizol Corporation Performance Pay Plan (formerly The Lubrizol Corporation Variable Award Plan), effective January 1, 1990, as amended effective January 1, 1996, as further amended effective January 1, 1997, and as further amended effective January 1, 1999, as herein set forth.

         (o) "Plan Year" shall mean each twelve-month period commencing January 1 and ending December 31.

         (p) "Subsidiary" shall mean any corporation, foreign or domestic, that is wholly or partially (but not less than 50%) owned directly or indirectly by the Corporation.

         1.02 CONSTRUCTION. Where necessary or appropriate to the meaning of a word, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.01 ELIGIBILITY. All Employees and Officers shall be eligible to participate in the Plan. .

         2.02 PARTICIPATION. All Officers shall participate in the Plan. In addition, the Committee shall determine which Employees shall participate in the Plan for each Plan Year. The Committee may also determine which Employees hired during the Plan Year shall participate in the Plan for such Plan Year. The Committee's selection of Participants shall be after considering recommendations presented to it by the Chief Executive Officer.

                                   ARTICLE III
                          INDIVIDUAL PERFORMANCE SHARES

         3.01 IN GENERAL. At the time the Committee selects Participants for any Plan Year, the Committee shall, after consideration of the recommendations of the Chief Executive Officer, establish, for each Plan Year, Individual Performance Shares for each Participant.

         3.02 CALCULATION OF INDIVIDUAL PERFORMANCE SHARES. Individual Performance Shares shall be calculated in the following manner:

         (a) The Pay of each Participant shall be multiplied by a designated percentage which shall take into account the Participant's position in the Corporation. Such designated percentage shall be determined by the Committee.

         (b) The product for each Participant, determined pursuant to the calculation in paragraph (a) above, shall be divided by the sum of all such amounts produced for all Participants calculated in accordance with paragraph (a) above.

         (c) The quotient determined for each Participant, calculated pursuant to paragraph (b) above, shall be multiplied by 100 and rounded, up or down, to the nearer whole number to produce the number of each Participant's Individual Performance Shares.

         Individual Performance Shares may be either increased or decreased, at any time, or from time to time, during a Plan Year, for any Participant at the sole discretion of the Committee in order to reflect any change in the individual contribution under the formula set forth in this Section 3.02.

                                   ARTICLE IV
                              DETERMINATION OF FUND

         4.01 FUND. A fund shall be accrued on a monthly basis during each Plan Year, based upon a fixed percentage of the Corporation's monthly consolidated net income during such Plan Year (the "Fund"), as established by the Committee, which percentage may be increased or decreased at any time, and from time to time, prior to the end of the Plan Year at the discretion of the Committee. The Fund shall consist of bookkeeping accruals on the books of the Corporation and no cash or other property shall be set aside by the Corporation for these purposes.

         4.02 POST-PLAN YEAR FUND ADJUSTMENT. At the beginning of each Plan Year, corporate initiatives for the Plan Year will be categorized into corporate performance measures and shall be presented to the Committee by the Chief Executive Officer. In January following the Plan Year, the Chief Executive Officer shall evaluate the outcome of the performance measures for the Plan Year just concluded and shall present his evaluation to the Committee which the Committee may, at its discretion, increase or decrease the amount of the Fund.

                                    ARTICLE V
                                INDIVIDUAL AWARDS

         5.01 ALLOCATION. Each Participant's Individual Award for a Plan Year shall be calculated in January following the close of the Plan Year and shall be an amount determined as follows:

         (a) Divide the total Fund, as finally approved by the Committee, by the total Individual Performance Shares of all Participants;

         (b) For each Participant, multiply the amount determined in paragraph (a) by such Participant's Individual Performance Shares; and

         (c) The product determined in paragraph (b) shall be the tentative amount of the Participant's Individual Award which may be increased or decreased in the sole discretion of the Committee.

         The Committee may also in its sole and unrestricted discretion determine Individual Awards for Participants who were hired during the Plan Year. No Participant shall have any vested interest in, or be entitled to, any Individual Award unless and until payment is authorized by the Committee.

         5.02 TIME AND METHOD OF PAYMENT OF INDIVIDUAL AWARDS. In the event the Committee determines that a Participant is entitled to an Individual Award, the Corporation shall pay such Individual Award to that Participant as soon after the close of the Plan Year as may be feasible, but in no event later than thirty 30 days after the date that the Corporation releases its public announcement of the Corporation's earnings for such Plan Year. A Participant, who leaves the Corporation's employ after the Plan Year but prior to the payment of an Individual Award, except in the case of retirement under the provisions of a qualified defined benefit plan maintained by the Corporation, disability or death, will not be eligible to receive any payment under this Plan. However, an Individual Award may be made to such a Participant in those instances where recommendation for such a payment has been made by the Chief Executive Officer and approved by the Committee.

         In the event a Participant dies after the Plan Year but prior to the payment of any Individual Award with respect to the Plan Year, any Individual Award determined to be payable by the Committee shall be paid by the Corporation to the Participant's estate.

         5.03 CONDITIONS. Anything contained herein to the contrary notwithstanding, the payment of Individual Awards to Participants with respect to any Plan Year is conditioned upon the availability of adequate corporate profits for the Corporation's fiscal year coinciding with any Plan Year. The determination of whether adequate corporate profits exist shall be made by the Board in its sole and unrestricted judgment and discretion and such determination shall be conclusive and binding.

                                   ARTICLE VI
                          AWARDS FOR FOREIGN EMPLOYEES

         6.01 PARTICIPATION. The Committee shall determine which Foreign Employees shall participate in the Plan for each Plan Year. The Committee's selection of Foreign Participants shall be made after considering recommendations presented to it by the Chief Executive Officer.

         6.02 INDIVIDUAL AWARDS. At the time the Individual Awards are determined for Participants, the Committee shall, in its discretion, after consideration of the recommendations of the Chief Executive Officer, establish for each Plan Year Individual Awards for each Foreign Participant.



         6.03 PAYMENT OF AWARDS. Individual Awards to each Foreign Participant shall be paid by the international Subsidiary that is the employer of such Foreign Participant at the same time as payment is made to Participants under
Section 5.02. All payments shall be converted from the U.S. dollar measurement under the Plan to the currency of the country of the such Subsidiary at the currency exchange rate in effect at the time the Individual Award is determined. All applicable withholding taxes shall be withheld from the distribution and remitted by the international subsidiary to the appropriate taxing authority.

         6.04     CONDITIONS.

         (a) A Foreign Employee who leaves the international Subsidiary's employ after the end of the Plan Year but prior to the payment of an Individual Award, except in the case of retirement in accordance with the customary practice of such Subsidiary, disability or death, will not be eligible to receive any payment under this Plan. However, an Individual Award may be made to such a Foreign Participant in those instances where recommendation for such a payment has been made by the Chief Executive Officer and approved by the Committee.

         (b) In the event a Foreign Participant dies after the Plan year but prior to the payment of any Individual Award with respect to the Plan Year, any Individual Award determined by the Committee to be payable, shall be paid by the international Subsidiary to the Foreign Participant's estate or in accordance with local laws.

                                   ARTICLE VII
                                CHANGE OF CONTROL

         7.01 EFFECT OF CHANGE IN CONTROL. In the event a Change in Control of the Corporation (as defined in Section 7.02) occurs prior to final determination by the Committee of the amounts of Individual Awards to be paid under the Plan with respect to any Plan Year, the Committee shall calculate such Individual Awards as soon as practicable after such Change in Control. The Fund from which Individual Awards are to be made shall be based upon accruals by the Corporation up to the time of such Change in Control and Individual Awards shall be calculated in accordance with Sections 5.01 and 6.02 herein. Payment of such Individual Awards shall be made within thirty (30) days of the date on which the determination is made to compute the payments according to the terms of this
Section 7.01.

         7.02 For all purposes of the Plan, a "Change in Control of the Corporation" shall have occurred if any of the following events shall occur:

         (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such surviving corporation or person entitled to vote, immediately after such transaction, is held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Corporation immediately prior to such transaction;

         (b) The Corporation sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person, immediately after such sale, is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13(d)(3) or any successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock");

         (d) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) If during any period of two consecutive years, individuals who, at the beginning of any such period constitute the Directors of the Corporation, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

         Notwithstanding the foregoing provisions, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Corporation, (ii) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting securities or (iii) any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Corporation reports that a change in control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                                  ARTICLE VIII
                                 ADMINISTRATION

         8.01 PLAN ADMINISTRATOR. The Committee shall be the Plan administrator.

         8.02 DUTIES OF PLAN ADMINISTRATOR.

         (a) The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan including, but not limited to, the following:

                  (1) Determination of Employees and Foreign Employees who are eligible for Plan participation;

                  (2) Determination of the amount of the Fund to be distributed to Participants and Foreign Participants for each Plan Year; and

                  (3)      Determination of each Officer's actual Individual
                           Award.

         (b) The Committee shall interpret the Plan and shall resolve all questions arising in the administration, interpretation, and application of the Plan. Any such determination of the Committee shall be conclusive and binding on all persons.

         (c) The Committee shall establish such procedures and keep such records or other data as the Committee in its discretion determines necessary or proper for the administration of the Plan.

         (d) The Committee may delegate administrative responsibilities to such person or persons as the Committee deems necessary or desirable in connection with the administration of the Plan.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 UNFUNDED PLAN. The Corporation shall be under no obligation to segregate or reserve any funds or other assets for purposes relating to this Plan and no Participant or Foreign Participant shall have any rights whatsoever in or with respect to any funds or assets of the Corporation.

         9.02 NON-ALIENATION. Since a Participant or Foreign Participant does not have any rights to any Individual Award under the Plan until the time that payment of such Individual Award is made, no anticipated payment of any Individual Award shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. If a Participant or Foreign Participant attempts to alienate, sell, transfer, assign, pledge or otherwise encumber any such anticipated Individual Award, or if he has filed or will be filing for bankruptcy, the Committee in its discretion may cause such amounts as would otherwise become payable to such Participant or Foreign Participant at such time or times to be paid to or applied for the benefit of such one or more of the following as the Committee in its sole and unrestricted judgment and discretion may designate: the Participant or Foreign Participant, his spouse, child or children, or other dependents.

         9.03 UNCLAIMED PAYMENTS. Should the whereabouts of any Participant or Foreign Participant entitled to receive any Individual Award be unknown to the Corporation, and unascertainable after reasonable inquiry by the Corporation, for a period of two years from the date of scheduled payment of the Individual Award, the right of such person to receive payments hereunder shall be terminated, and the amounts which would otherwise have been payable to such person shall be forfeited.

         9.04 ACTIONS OR DECISIONS WITH RESPECT TO THE PLAN. Any decision or action of the Corporation, the Board, or the Committee, arising out of or in connection with the administration and operation of this Plan, may be made or taken in their sole and unrestricted judgment and discretion, and such decision or action shall be conclusive and binding upon all Participants and Foreign Participants.

         9.05 NO EMPLOYMENT RIGHTS. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Participant, Foreign Participant, Employee or Foreign Employee hereunder to continue his employment with the Corporation or a Subsidiary, and nothing herein contained shall be construed as a commitment on the part of the Corporation or any Subsidiary to continue the employment or rate of compensation of any Participant or Foreign Participant hereunder or any Employee or Foreign Employee for any period.

         9.06 AMENDMENT OF THE PLAN. The Corporation reserves the right, to be exercised by instruction from the Committee, to modify or amend this Plan at any time.

         9.07 DURATION AND TERMINATION OF THE PLAN. The Corporation also reserves the right, to be exercised by action of the Board, to discontinue or terminate the Plan; provided that, and subject to all the provisions of this plan, any termination shall be effective only for all Plan Years following December 31 of the plan Year in which the decision to terminate occurs.